UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)

(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 28, 2009, Tower Group, Inc. (“Tower”) issued a press release announcing that its stockholders authorized during a special meeting the issuance of shares of Tower common stock to shareholders of CastlePoint Holdings, Ltd. (“CastlePoint”), in connection with the merger of CastlePoint into a wholly-owned subsidiary of Tower, as previously announced on August 5, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 8.01 as if fully set forth herein.

On January 28, 2009, Tower issued a press release announcing that that its acquisition of CastlePoint will close on February 5, 2009.  Under the terms of the merger agreement, the exchange ratio was determined based on Tower’s volume weighted average price per share during a 15 day trading window which began on January 7, 2009 and ended on January 28, 2009.  CastlePoint shareholders (other than Tower) will receive 0.47 shares of Tower common stock and cash consideration of $1.83 for each share of CastlePoint common stock. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference to this Item 8.01 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1	Press Release issued by Tower, dated January 28, 2009, announcing the results of the special meeting.
99.2	Press Release issued by Tower, dated January 28, 2009, announcing the closing date of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant

Date:	January 28, 2009	/s/ Francis M. Colalucci
FRANCIS M. COLALUCCI
Senior Vice President & Chief Financial Officer